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                                                                     EXHIBIT 3.3

                              CERTIFICATE OF MERGER
                                       OF
                                 ENRON BW CORP.
                                      INTO
                                  AZURIX CORP.


                                   ----------

                     Pursuant to Section 251 of the General
                    Corporation Law of the State of Delaware

                                   ----------

                  The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

                  DOES HEREBY CERTIFY:

                  FIRST: That the name and state of incorporation of each of the constituent corporations to the merger are as follows:

         Name                                      State
         ----                                      -----
         Enron BW Corp.                            Delaware
         Azurix Corp.                              Delaware

                  SECOND: That an Agreement and Plan of Merger, dated as of December 15, 2000, by and among Enron Corp., Enron BW Corp. and Azurix Corp. (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Sections 228 and 251 of the General Corporation Law of the State of Delaware.

                  THIRD: That the name of the corporation surviving the Merger is Azurix Corp. (the "Surviving Corporation").

                  FOURTH: That the text of the Restated Certificate of Incorporation of Azurix Corp. shall be the Restated Certificate of Incorporation of the Surviving

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Corporation until thereafter amended in accordance with the provisions thereof and applicable law.

                  FIFTH: That the executed Merger Agreement is on file at an office of the Surviving Corporation, the address of which is 333 Clay Street, Suite 1000, Houston, TX 77002.

                  SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, upon request and without cost, to any stockholder of either constituent corporation.

                  SEVENTH: That this Certificate of Merger, and the merger provided for herein, shall become effective at 4:01 p.m., on March 16, 2001.

                  IN WITNESS WHEREOF, Azurix Corp. has caused this Certificate of Merger to be executed this 16th day of March, 2001.


                                            AZURIX CORP.



                                            By: /S/ JOHN L. GARRISON, JR.
                                                -------------------------------
                                                Name: John L. Garrison, Jr.
                                                Title: President and Chief
                                                       Executive Officer